As filed with the Securities and Exchange Commission on October 14, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HECKMANN CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	6770	26-0287117
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 Cherrington Parkway, Suite 200

Coraopolis, PA 15108

(412) 329-7275

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Damian C. Georgino

Executive Vice President, Corporate Development and Chief Legal Officer

300 Cherrington Parkway, Suite 200

Coraopolis, PA 15108-4348

(412) 329-7275

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James J. Barnes, Esq.

Nicholas A. Bonarrigo, Esq.

Reed Smith LLP

225 Fifth Avenue

Pittsburgh, PA 15222-2716

(412) 288-3131

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13d-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	15,000,000	$5.41	$81,150,000	$9,300

(1)	Calculated solely for the purpose of this offering under Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Heckmann’s common stock on October 11, 2011, as reported on the New York Stock Exchange.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated                  , 2011

PROSPECTUS

15,000,000 Shares of Common Stock

This prospectus relates to 15,000,000 shares of our common stock, par value $0.001, that we may offer and issue in acquisition transactions that we may make from time to time. These acquisitions of assets, businesses or securities, whether by purchase, merger, or any other form of business combination, will be made at negotiated prices. The consideration for any such acquisition may consist of shares of our common stock or a combination of common stock, cash, notes or assumption of liabilities. The total number of shares issued to consummate any of these acquisitions will be determined through arms length negotiations and we expect that the shares of common stock issued in connection with any of these transaction will be valued at a price reasonably related to the prevailing market price of our common stock at the time an acquisition agreement is entered into or at or about the time the acquisition is consummated or during some other negotiated period.

We do not expect to receive any cash proceeds when we issue common stock registered by this prospectus.

We expect to pay all expenses of any offerings under this prospectus. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in specific acquisitions. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “HEK.” On October 11, 2011, the last reported sales price of our common stock on the NYSE was $5.39 per share.

Investing in our securities involves significant risks. You should carefully consider the “Risk Factors” beginning on page 1 of this prospectus and in the applicable prospectus supplement and in any of the documents we incorporate by reference before determining whether to accept our common stock as to all or party of the purchase price for our acquisition of your business, securities or other assets.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2011.

ABOUT THIS PROSPECTUS

This prospectus is a part of a “shelf” registration statement on Form S-4 that we have filed with the United States Securities and Exchange Commission, referred to as the SEC. Under the shelf registration process, we may from time to time offer and sell up to 15,000,000 shares of our common stock, par value $0.001 per share, in connection with the acquisition of assets, stock or businesses, whether by purchase, merger or any other form of business combination.

This prospectus incorporates important business and financial information about us that is not included in or delivered with the prospectus. We will provide you without charge upon your request a copy of any documents incorporated by reference into this prospectus (other than exhibits to those documents that are not specifically incorporated by reference into those documents), or you may obtain copies of such documents from the SEC, in each case as described under “Where You Can Find More Information” below. For a more detailed discussion about the information about us that is incorporated by reference into this prospectus, see “Incorporation by Reference.”

This prospectus provides you with a general description of the securities that we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering and those securities. The information in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) may add, update or change the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Before investing in any of the securities being offered under this registration statement, you should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Incorporation by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

The shares of common stock to be issued in connection with an acquisition made pursuant to this prospectus will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of common stock issued to any person who is deemed to be an “affiliate” of the company being acquired. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with the company being acquired and may include some of its officers and directors as well as its principal stockholders. Pursuant to Rule 145(c) under the Securities Act, the affiliates of the company being acquired may not sell their shares of common stock issued pursuant to this prospectus except under:

•	An effective registration statement under the Securities Act covering the resale of those shares;

•	An exemption under paragraph (d) of Rule 145 under the Securities Act; or

•	Any other exemption under the Securities Act that may be relied upon in the opinion of legal counsel reasonably acceptable to common stock.

Heckmann’s registration statement on Form S-4, of which this prospectus forms a part, does not cover the resale of shares of common stock to be received by affiliates of companies being acquired pursuant to this prospectus.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that is incorporated by reference herein or therein, is accurate as of any date other than its respective date. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

When used in this prospectus, the terms “Heckmann,” “we,” “our” and “us” refer to Heckmann Corporation and its consolidated subsidiaries, unless otherwise specified.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended (referred to as the Securities Act), and Section 21E of the United States Securities Exchange Act of 1934, as amended (referred to as the Exchange Act). These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including, but not limited to, statements regarding:

•	future financial performance and growth targets or expectations;

•	market developments and potential growth of our water services business in the United States;

•

the benefits of our completed and future acquisitions and dispositions, including the disposition (through sale and abandonment) of our bottled water business in the People’s Republic of China, and our expansion plans and opportunities, including future acquisitions; and

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•	plans to increase production capacity, including well and pipeline construction or expansion.

You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” similar expressions, and variations or negatives of these words.

These forward-looking statements are based on information available to us as of the date of this prospectus and our current expectations, forecasts and assumptions and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date.

Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•

financial results that may be volatile and may not reflect historical trends due to, among other things, acquisition and disposition activities, fluctuations in consumer trends, pricing pressures, changes in raw material prices related to our business and changing regulations or political developments in the markets in which we operate;

•	difficulties encountered in integrating acquired assets, businesses and management teams;

•	our ability to attract, motivate and retain key employees;

•	fluctuations in prices and demand for commodities such as natural gas and oil;

•	changes in customer drilling activities and capital expenditure plans, including impacts due to low natural gas prices;

•	difficulties in identifying and completing acquisitions and differences in the type and availability to us of consideration or financing for such acquisitions;

•

risks associated with the operation, construction and development of salt water disposal wells and pipelines, including access to additional disposal well locations and pipeline rights-of-way, and unscheduled delays or inefficiencies;

•	the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets;

•	changes in economic conditions in the markets in which we operate or in the world generally;

•	reduced demand for our services, including due to regulatory or other influences related to extraction methods such as fracking, or the loss of key customers;

•	control of costs and expenses;

•	present and possible future claims, litigation or enforcement actions or investigations;

•

natural disasters, such as hurricanes, earthquakes and floods, or acts of terrorism that may impact our corporate headquarters or our assets, including our wells or pipelines, our distribution channels, or which otherwise disrupt the markets we serve;

•	the threat or occurrence of international armed conflict and terrorist activities;

•	the unknown future impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules to be promulgated under it;

•

risks involving developments in environmental or other governmental laws and regulations in the markets in which we operate and our ability to effectively respond to those developments including laws and regulations relating to oil and gas extraction businesses, particularly relating to water usage, disposal, transportation and treatment; and

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•

other risks referenced from time to time in our past and future filings with the SEC (copies of which may be obtained as described under “Where You Can Find More Information” below) and those factors listed in this prospectus under “Risk Factors” below.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to update or release any revisions to these forward-looking statements to reflect any events or circumstances, whether as a result of new information, future events, changes in assumptions or otherwise, after the date hereof.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We therefore file periodic reports, current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operations of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically where you can access reports and other information, including any exhibits thereto, that we file with the SEC.

Our internet address is www.heckmanncorp.com. We make available through our website, free of charge, copies of our recent filings with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC. Information contained in our web site is not incorporated by reference into and does not form any part of this prospectus.

You may request a copy of any documents incorporated by reference into this prospectus (excluding exhibits, unless specifically incorporated by reference into this prospectus), at no cost, by writing or calling us at the following address or telephone number:

Heckmann Corporation

300 Cherrington Parkway

Suite 200

Coraopolis, Pennsylvania 15108

Telephone: (412) 329-7275

To obtain timely delivery, you must request information no later than five business days before the date you must make your investment decision. For a more detailed discussion about the information about us that is incorporated by reference into this prospectus, see “Incorporation by Reference” below.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, and June 30, 2011 (excluding “Pro Forma Financial Information” from Note 3 thereto);

•

Our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on March 14, 2011 under Item 4.02 of Form 8-K, April 7, 2011, May 18, 2011, June 10, 2011, August 9, 2011 (solely with respect to Item 2.05), August 19, 2011, September 8, 2011, and October 5, 2011 (excluding Item 7.01 and the exhibit furnished pursuant to Item 7.01);

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•

The description of our common stock contained in our registration statement on Form S-8 filed with the SEC on May 8, 2009, including any amendment or report filed for the purpose of updating that description; and

•

Our Definitive Proxy Statement on Schedule 14A filed on April 4, 2011, in connection with our 2011 Annual Meeting of Stockholders, but only to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2010.

Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before we stop offering the securities described in this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. Unless expressly incorporated into this prospectus, information furnished under Items 2.02 and 7.01 on a Current Report on Form 8-K, and the exhibits furnished pursuant thereto, shall not be incorporated by reference into this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC as described under “Where You Can Find More Information” above.

You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

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ABOUT HECKMANN CORPORATION

We are a services-based company, primarily focused on total water solutions for shale or “unconventional” oil and gas exploration.

Our water solutions for energy development business, which we refer to as Heckmann Water Resources, or HWR, addresses the pervasive demand for diverse water solutions required for the production of oil and gas in an integrated and efficient manner through various service and product offerings. HWR’s services include water delivery and disposal, trucking, fluids handling, treatment and temporary and permanent pipeline facilities, and water infrastructure services for oil and gas exploration and production companies. HWR also transports fresh water for production and provides services for site preparation, water pit excavations and remediation.

HWR currently operates multi-modal water disposal, treatment, trucking and pipeline transportation businesses in select shale areas in the United States in the Haynesville, Eagle Ford, Marcellus/Utica and Barnett shale plays. HWR serves customers seeking fresh water acquisition, temporary water transmission and storage, transportation, treatment or disposal of fresh water and complex water flows, such as flowback and produced brine water, in connection with shale oil and gas hydraulic fracturing drilling, or “fracking,” operations.

As a result of acquisitions and our organic growth, we now own and operate a fleet of approximately 500 trucks for water transportation and approximately 900 frac tanks. In addition, we have approximately 25 operating salt water disposal, or underground injection, wells in the Haynesville and Eagle Ford Shale areas which have a combined permitted salt water disposal capacity of approximately 368,000 barrels per day. We are also in various stages of acquiring, developing and permitting additional salt water disposal wells in our operating markets.

HWR also develops underground pipelines for the efficient delivery of fresh water and removal of produced water, with a 50-mile underground water transport pipeline and a 19-mile underground pipeline expansion project under construction in the Haynesville Shale area. We also own approximately 180 miles of portable poly and aluminum pipe and associated pumps and other equipment that are used above ground for pumping and transporting water from streams, ponds and special holding areas, including our frac tanks, to hydraulic fracturing wells. These assets enhance our service capabilities to our underground pipeline network in the Haynesville area and are available to complement our current service offerings to our customers throughout all shale areas in which we operate.

Until September 30, 2011, we operated a bottled water products segment through our wholly owned subsidiary, China Water and Drinks, Inc., or China Water. On September 30, 2011, we completed the sale of all of the shares of China Water’s subsidiary, China Water Drinks (H.K.) Holdings Limited, to Pacific Water & Drinks (HK) Group Limited, or Pacific Water, in exchange for shares of Pacific Water equal to 10% of its outstanding equity. Following the completion of this disposition, we abandoned all of our remaining non-United States legal entities related to China Water. Together, the sale and abandonment result in the disposition of all of our bottled water business.

Corporate Information

Headquartered in Pittsburgh, Pennsylvania, Heckmann was incorporated in Delaware on May 29, 2007 as a blank check company. Our principal executive offices are located at 300 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania 15108, and our telephone number at that location is (412) 329-7275. Our Internet address is http://www.heckmanncorp.com. Information contained in our web site is not incorporated by reference into and does not form any part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, and in documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement and any related free writing prospectus.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our securities could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation by Reference.” See also “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We do not expect to receive any cash proceeds when we issue common stock registered by this prospectus.

DESCRIPTION OF COMMON STOCK

The following discussion summarizes the material terms of our common stock. This discussion does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws, in each case as amended, and the applicable provisions of the Delaware General Corporation Law.

Authorized and Outstanding Capital Stock

Our amended and restated certificate of incorporation, as amended, authorizes us to issue 500.0 million shares of common stock, par value $0.001 per share, and 1.0 million shares of preferred stock, par value $0.001 per share. As of September 30, 2011, 116,727,227 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Our common stock is listed on the New York Stock Exchange under the symbol “HEK.”

We also have outstanding approximately 63.3 million publicly-issued warrants and approximately 1.6 million privately-issued warrants to acquire a total of approximately 64.9 million shares of our common stock. Our publicly-issued warrants, which are listed on the New York Stock Exchange under the symbol “HEK.WS”, have an exercise price of $6.00 per share, and expire on November 9, 2011. 941,175 of our privately-issued warrants have an exercise price of $6.38 per share and expire on January 24, 2013; the remaining 626,866 of our privately-issued warrants have an exercise price of $2.02 per share and expire on August 22, 2012.

The information concerning the number of shares of common stock and warrants outstanding provided above includes the shares of common stock and warrants underlying the issuance in our initial public offering on November 16, 2007, of 54,116,800 units consisting of one share of common stock and a warrant exercisable for one share of common stock. Our units are listed on the New York Stock Exchange under the symbol “HEK.U”.

In addition, as of September 30, 2011, we had granted options to acquire 2,332,250 shares of common stock and 1,032,857 restricted stock units under the Heckmann Corporation 2009 Equity Incentive Plan; 1,634,893 shares of common stock remain available as of September 30, 2011, for future grants under this plan.

General

Holders of common stock are entitled to one vote for each share held on all matters to be voted on by our stockholders. Our stockholders do not have cumulative voting rights.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Subject to the preferences and rights, if any, applicable to preferred stock, holders of our common stock are entitled to receive dividends if and when declared by the board of directors.

Staggered Board of Directors

Our amended and restated certificate of incorporation, as amended, provides that our board of directors is classified into three classes of directors of approximately equal size. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated bylaws contain advance notice provisions that a stockholder must follow if it intends to bring business proposals or director nominations, as applicable, before a meeting of stockholders. These provisions may preclude our stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders.

Delaware Anti-Takeover Law; Amended and Restated Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law: We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” for Section 203 purposes includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This provision could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire Heckmann.

PLAN OF DISTRIBUTION

This prospectus is a part of a “shelf” registration statement on Form S-4 that we have filed with the SEC. Under the shelf registration process, we may from time to time offer and sell up to 15,000,000 shares of our common stock, par value $0.001 per share, in connection with the acquisition of assets, stock or businesses, whether by purchase, merger or any other form of business combination. We are actively looking for acquisition opportunities complementary or additive to our water solutions for energy development business.

It is expected that the terms of these acquisitions will be determined by direct negotiations with the owners or controlling persons of the assets, businesses or securities to be acquired, and that the shares of common stock issued will be valued at prices reasonably related to the market price of our common stock at the time an agreement is entered into concerning the terms of the acquisition, at or about the time the shares are delivered or during some other negotiated period. In addition to shares of our common stock, consideration for these acquisitions may consist of any consideration permitted by applicable law, including, without limitation, the payment of cash, the issuance of a note or other form of indebtedness, the assumption of liabilities or any combination of these items.

In addition, we may issue our common stock pursuant to this prospectus and applicable prospectus supplement, or post-effective amendment, to acquire the assets, stock or business of debtors in cases under the United States Bankruptcy Code, which may constitute all or a portion of the debtor’s assets, stock or business. The common stock we issue in these transactions may be sold by the debtor or its stockholders for cash from time to time in market transactions or it may be transferred by the debtor in satisfaction of claims by creditors under a plan of reorganization approved by the applicable United States Bankruptcy Court or otherwise transferred in accordance with the Bankruptcy Code.

This prospectus may be supplemented to furnish the information necessary for a particular negotiated transaction, and the registration statement of which this prospectus is a part will be amended or supplemented, as required, to supply information concerning an acquisition.

It is not expected that underwriting discounts or commissions will be paid by us in connection with issuances of shares of common stock under this prospectus. However, finders’ fees or brokers’ commission may be paid from time to time in connection with specific acquisitions, and such fees may be paid through the issuance of shares of common stock covered by this prospectus. Any person receiving such a fee may be deemed an underwriter within the meaning of the Securities Act.

We may also pay certain financial advisory or similar fees or reimburse certain expenses of investment banking firms that advise us from time to time generally or regarding a specific acquisition. We will pay costs and expenses incurred in connection with the registration of the shares of common stock offered hereby.

EXPERTS

The consolidated financial statements of Heckmann Corporation and subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010, have been audited by GHP Horwath, P.C., independent registered public accounting firm, as stated in their report dated March 14, 2011 and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares being offered hereby will be passed upon for us by Reed Smith LLP, New York, New York.

No dealer, salesperson or other person has been authorized to give any information or to make representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that the information herein or incorporated by reference herein is correct as of any time subsequent to its date. The prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

15,000,000 Shares

HECKMANN CORPORATION

Common Stock

PROSPECTUS

                 , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Heckmann’s amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. Heckmann’s amended and restated certificate of incorporation requires indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent if the board of directors (or other committee or entity empowered to make such a determination) formally determines that he acted in good faith and in a manner reasonably deemed consistent with, or not opposed to, its best interests. With respect to any criminal action or proceeding, the board of directors (or other committee or entity empowered to make such a determination) must formally determine that he had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of Heckmann, no indemnification shall be made if such person is determined to be liable to Heckmann, unless and only to the extent that the court in which such proceeding was brought determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that a director, officer, employee or agent has prevailed in defense of any such action, suit or proceeding, he shall be indemnified against expenses (including attorneys’ fees and witness expenses) actually and reasonably incurred by him. The indemnification provided by Heckmann’s amended and restated certificate of incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved stockholders, directors or otherwise.

Heckmann has purchased and maintains insurance covering its directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not Heckmann would have the power to indemnify them against such liability under the provisions of Heckmann’s certificate of incorporation and applicable Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Heckmann’s directors, officers or controlling persons pursuant to the provisions described above, or otherwise, Heckmann has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21. Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 22. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)

The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Heckmann Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Coraopolis, state of Pennsylvania, on the 14th day of October, 2011.

HECKMANN CORPORATION

By:	/s/ Damian C. Georgino
Name:	Damian C. Georgino
Title:	Executive Vice President, Corporate Development and Chief Legal Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Heckmann Corporation, a Delaware corporation, do hereby constitute and appoint Richard J. Heckmann, Brian R. Anderson and Damian Georgino, and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: October 14, 2011	By:	/s/ Richard J. Heckmann
	Name:	Richard J. Heckmann
	Title:	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: October 14, 2011	By:	/s/ Brian R. Anderson
	Name:	Brian R. Anderson
	Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: October 14, 2011	By:	/s/ Lou L. Holtz
	Name:	Lou L. Holtz
	Title:	Director

Date: October 14, 2011	By:	/s/ Dr. Alfred E. Osborne, Jr.
	Name:	Dr. Alfred E. Osborne, Jr.
	Title:	Director

Date: October 14, 2011	By:	/s/ J. Danforth Quayle
	Name:	J. Danforth Quayle
	Title:	Director

Date: October 14, 2011	By:	/s/ Andrew D. Seidel
	Name:	Andrew D. Seidel
	Title:	Director

Date: October 14, 2011	By:	/s/ Edward A. Barkett
	Name:	Edward A. Barkett
	Title:	Director

Date: October 14, 2011	By:	/s/ Kevin L. Spence
	Name:	Kevin L. Spence
	Title:	Director

Date: October 14, 2011	By:	/s/ Robert B. Simonds, Jr.
	Name:	Robert B. Simonds, Jr.
	Title:	Director

HECKMANN CORPORATION

REGISTRATION STATEMENT ON FORM S-4

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to Heckmann Corporation’s Registration Statement on Form S-1 filed September 4, 2007).

3.1A	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Heckmann Corporation’s Current Report on Form 8-K filed November 5, 2008).

3.1B	Second Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1B to Heckmann Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, filed March 14, 2011).

3.2	Amended and Restated Bylaws (incorporated herein by reference to Amendment No. 4 to Heckmann Corporation’s Registration Statement on Form S-1 filed October 26, 2007.

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to Heckmann Corporation’s Registration Statement on Form S-1 filed June 26, 2007).

5.1	Opinion of Reed Smith LLP.*

23.1	Consent of GHP Horwath, P.C., Independent Registered Public Accounting Firm.*

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on page II-3 hereto).*

*	Filed herewith.